                                                                   EXHIBIT 10.24

                                                                    CONFIDENTIAL

                                   AGREEMENT
                                   ---------

     This AGREEMENT, made and effective January 1, 1999 ("Effective Date") by and between BECTON DICKINSON AND COMPANY, a New Jersey corporation ("BECTON") and MEDI-JECT CORPORATION, a Minnesota corporation ("MEDI-JECT").

     Whereas, BECTON and MEDI-JECT have previously entered into that certain Development and License Agreement, dated as of January 1, 1996, an Amendment No. 1 to Development and License Agreement and an Amendment No. 2 to Development and License Agreement (collectively the "DEVELOPMENT AND LICENSE AGREEMENT"), relating to the development and commercialization of certain needle-free injectors and disposables, particularly the MJ-7 injector, copies of which are attached hereto; and

     Whereas, the parties have now completed the three (3) year period from January 1, 1996 under the DEVELOPMENT AND LICENSE AGREEMENT, including the initial term of the OPEN DEVELOPMENT PROGRAM, and the parties now wish to set forth the terms and conditions to restructure their relationship and redefine their roles, rights and obligations to one another going forward whereby MEDI-JECT shall be free to develop, make, have made, import, offer for sale, sell, distribute and use needleless injectors and disposables, including assuming complete responsibility for the commercialization of the MJ-7 injector, as well as multiple-use disposable drug chambers (user-filled) and other related drug-containing or drug-contacting components (e.g., vial adapter) for use in connection with the MJ-7 injector, and BECTON is free to develop, make, have made, import, offer for sale, sell, distribute and use needleless injectors and disposables, including disposable drug chambers (either user-filled or pre-fillable) and other related drug-containing or drug-contacting components (e.g., vial adapter); and

     Now, therefore, in consideration of the premises and promises contained herein, the parties agree as follows:

     1.   DEFINITIONS.
          -----------

Each of the capitalized terms used in this Agreement (other than the headings of the Paragraphs), whether used in the singular or the plural, shall have the meaning as set forth below or, if not listed below, the meaning as designated in places throughout this Agreement.

     1.1 "AFFILIATE" shall mean any corporation or other business entity controlled by or in common control of a party. "Control" as used herein means the ownership directly or indirectly of fifty percent (50%) or the maximum interest permitted by local law of the voting stock of a corporation or a fifty percent (50%) or greater interest in the income of such corporation or other business entity or the ability otherwise of a party to secure that the affairs of such corporation or other business entity are managed in accordance with its wishes.

     1.2 "BECTON PROPERTY" shall mean all INTELLECTUAL PROPERTY owned by or licensed to (with right of sublicense) BECTON prior to January 1, 1996 relating to DISPOSABLES.

     1.3 "CONFIDENTIAL INFORMATION" shall mean any information, report, document or other materials (including, but not limited to, laboratory notebooks, schematics, specifications, circuits, diagrams, specimens, samples, prototypes, models and data regardless of how stored) disclosed or provided to the other party during the DEVELOPMENT AND LICENSE AGREEMENT which is of a trade secret, confidential, proprietary or like undisclosed nature or was identified as such.

     1.4 "DISPOSABLE" shall mean a single-use or multiple-use disposable drug chamber (either USER-FILLED or PRE-FILLABLE) or other related drug-containing or drug-contacting component (e.g., vial adapter) for use with a NEEDLELESS INJECTOR.

     1.5 "INTELLECTUAL PROPERTY" shall mean and include all patentable and unpatentable inventions, ideas, discoveries, improvements, design rights, works of authorship, trade secrets, know-how and any equivalents thereof.

     1.6 "MJ-7 INJECTOR" shall mean the reusable device described in the specification attached hereto as Exhibit A for needleless, transdermal injection of parenteral drugs and any improvements or modifications thereto, excluding next generation devices such as the MJ-8 needleless injector to be submitted to BECTON under Paragraph 9.2.

     1.7 "MEDI-JECT PROPERTY" shall mean all INTELLECTUAL PROPERTY owned by or licensed to (with right of sublicense) MEDI-JECT prior to January 1, 1996 relating to NEEDLELESS INJECTORS and/or DISPOSABLES, including all PATENTS filed by MEDI-JECT before March 1, 1996.

     1.8 "NEEDLELESS INJECTOR" shall mean (a) a device for needleless, transdermal injection of parenteral drugs which is (i) designed for use with a DISPOSABLE and (ii) self-powered or powered by means of any external energy source and, if applicable, (b) any reusable external energy source and related ancillary components.

     1.9 "NET SALES" shall mean the price at which ROYALTY-BEARING DISPOSABLES are sold by MEDI-JECT, its respective AFFILIATES or sublicensees to a purchaser (other than MEDI-JECT, its respective AFFILIATES or sublicensees), less returns or credits, rebates, excise, sale, use or value-added taxes, cash and trade discounts actually allowed and import duties. The parties recognize that only one royalty shall be payable with respect to any ROYALTY-BEARING DISPOSABLE regardless of the number of VALID CLAIMS under the applicable PROGRAM PATENTS that may cover the manufacture, sale or use of such DISPOSABLE.

     1.10 "PATENTS" shall mean United States and foreign patents and/or patent applications, including any continuations, continuations-in-part, divisions, extensions, substitutions, reissues or re-examinations thereof.

     1.11 "PRE-FILLABLE" shall mean a DISPOSABLE filled by any one other than a patient, nurse, doctor or other healthcare professional.

     1.12 "PROGRAM PATENTS" shall mean those PATENTS within the PROGRAM PROPERTY and for which PATENTS have been filed for by March 1, 1999.

     1.13 "PROGRAM PROPERTY" shall mean all INTELLECTUAL PROPERTY made, conceived, created, developed or reduced to practice (by employees or agents of BECTON or

MEDI-JECT or jointly by employees or agents of both parties) during and/or in connection with their respective activities under the DEVELOPMENT AND LICENSE AGREEMENT between January 1, 1996 and January 1, 1999 relating to NEEDLELESS INJECTORS and/or DISPOSABLES.

     1.14  "ROYALTY-BEARING DISPOSABLE" shall mean:

           (a)  any DISPOSABLE for use with the MJ-7 INJECTOR; or

           (b) any DISPOSABLE, (i) the manufacture, importation, offer for sale, sale or use of such is covered, in the country where the DISPOSABLE is manufactured, imported, offered for sale, sold or used, by (1) for the two (2) year period commencing on the first commercial sale of DISPOSABLES, a claim of a pending patent application within the PROGRAM PATENTS, or (2) at any time during the term hereof, a VALID CLAIM of any PROGRAM PATENTS.

     1.15 "USER-FILLED" shall mean a DISPOSABLE filled by a patient, nurse, doctor or other healthcare professional.

     1.16 "VALID CLAIM" shall mean at least one claim of an issued or granted PROGRAM PATENT so long as such claim shall not have been cancelled or shall not have been held invalid or not infringed in an unappealed or unappealable decision rendered by a tribunal of competent jurisdiction.

     1.17 Except to the extent expressly provided in this Agreement, any other capitalized terms used herein shall have the same meanings as provided under the DEVELOPMENT AND LICENSE AGREEMENT.

     2.    UNDERSTANDING OF THE PARTIES & MUTUAL RELEASES. In furtherance of the
           ----------------------------------------------
parties' desire to restructure the relationship and redefine their roles, rights and obligations to one another going forward with respect to the MJ-7 INJECTOR and DISPOSABLES, the DEVELOPMENT AND LICENSE AGREEMENT is hereby cancelled and shall have no further force and effect. Accordingly, except as specifically provided herein, from the Effective Date hereof, the parties agree that: (a) neither party shall bear any further obligation or responsibility to the other party pursuant to the DEVELOPMENT AND LICENSE AGREEMENT, and each party shall not to bring any lawsuit against the other party, or its affiliated and subsidiary entities, and fully releases and forever discharges the other party, and its affiliated and subsidiary entities and their respective legal representatives, successors, assigns, agents, directors and employees, from and against any and all actions, claims, and liabilities of whatsoever kind or character, in law or in equity, now known or unknown, suspected or unsuspected, that the other party has ever had or may now have against them or any of them as related to or arising from the respective activities and obligations of the parties under the DEVELOPMENT AND LICENSE AGREEMENT; (b) MEDI-JECT shall be free to develop, make, have made, import, offer for sale, sell, distribute and use NEEDLELESS INJECTORS and DISPOSABLES, including but not limited to being free to commercialize the MJ-7 INJECTOR and DISPOSABLES for use in connection therewith; (c) BECTON shall be free to develop, make, have made, import, offer for sale, sell, distribute and use NEEDLELESS INJECTORS and DISPOSABLES; and (d) the rights and obligations of the parties in and to the INTELLECTUAL PROPERTY which is the subject of the DEVELOPMENT AND LICENSE AGREEMENT shall be allocated between the parties in the manner set forth in this Agreement.

     3.   INTELLECTUAL PROPERTY.  All INTELLECTUAL PROPERTY shall be owned by
          ---------------------
the parties as follows:

     (a) MEDI-JECT shall own all MEDI-JECT PROPERTY and all PROGRAM PROPERTY covering NEEDLELESS INJECTORS, excluding PROGRAM PATENTS;

     (b) BECTON shall own all BECTON PROPERTY and all PROGRAM PROPERTY covering DISPOSABLES, excluding PROGRAM PATENTS;

     (c)  BECTON and MEDI-JECT shall jointly own all PROGRAM PATENTS; and

     (d) BECTON and MEDI-JECT shall jointly own any remaining PROGRAM PROPERTY not otherwise covered herein under Sub-Paragraphs (a) & (b).

     4.   PATENT PROSECUTION. Each party shall promptly disclose, in writing, to
          ------------------
the other party all INTELLECTUAL PROPERTY covered by Paragraph 3, and each party shall be responsible for filing and prosecuting patent applications covering INTELLECTUAL PROPERTY exclusively owned by it. However, with respect to jointly owned PROGRAM PATENTS, the parties shall mutually agree on whether and in which countries to file and prosecute patent applications covering such INTELLECTUAL PROPERTY, and to maintain patents granted thereunder; with each party having an opportunity to review and comment on any such filings prior to submission and to discuss the strategy for preparing, filing, prosecuting, maintaining and defending of any such patent applications or resulting patents, and with the parties sharing equally any out-of-pocket costs and expenses incurred with respect to such actions. Unless otherwise mutually agreed, the parties agree that at a minimum PROGRAM PATENTS shall be applied for, prosecuted and maintained in at least the United States, Europe (designating the United Kingdom, France and Germany) and Japan. In the event one party declines to share in the future expenses for seeking or maintaining a PROGRAM PATENT, such party shall provide the other party with prior written notice of its wish to share in any future expenses before such expenses are incurred and shall continue to jointly own such PROGRAM PATENT but such party shall not be entitled
                                                                 ---
to enforce such PROGRAM PATENT against a third-party without the written authorization of the other party. Also, in the case of BECTON, if BECTON declines to participate in the future expenses for seeking or maintaining such PROGRAM PATENT, for purposes of royalties owed under this Agreement, such PROGRAM PATENT shall be considered has having been cancelled for purposes of whether it includes a VALID CLAIM.

     5.   COOPERATION. Upon request, each party shall execute and deliver to the
          -----------
other party all descriptions, applications, assignments and other documents and instruments necessary or proper to carry out the provisions of this Agreement without further compensation; and the parties shall cooperate with and assist each other or their nominees in all reasonable ways and at all reasonable times, including, but not limited to, testifying in all legal proceedings, signing all lawful papers and in general performing all lawful acts reasonable, necessary or proper, to aid the other party in obtaining, maintaining, defending and enforcing all lawful patent, copyright, trade secret, know-how and the like in the United States and elsewhere.

     6.   CROSS-LICENSES.  The following cross-licenses are hereby granted:
          --------------

     (a) BECTON hereby grants to MEDI-JECT a non-exclusive, worldwide, royalty-free license to use the PATENTS within the BECTON PROPERTY (subject to any restrictions or obligations to third parties, including license royalty obligations) to develop, make, have made, market, import, offer for sale, sell, distribute and use multiple-use disposable drug chambers (USER-FILLED) or other related drug-containing or drug-contacting component (e.g., vial adapter) for use with the MJ-7 INJECTOR, as well as the continuing right and license to use such PATENTS actually used in connection with the MJ-7 INJECTOR to develop, make, have made, market, import, offer for sale, sell, distribute and use multiple-use disposable drug chambers (USER-FILLED) or other related drug-containing or drug-contacting component (e.g., vial adapter) for use with future NEEDLELESS INJECTORS; and

     (b) MEDI-JECT hereby grants to BECTON a non-exclusive, worldwide, royalty-free license to use the PATENTS within the MEDI-JECT PROPERTY (subject to any restrictions or obligations to third parties, including license royalty obligations) to develop, make, have made, market, import, offer for sale, sell, distribute and use single-use disposable drug chambers (either USER-FILLED or PRE-FILLABLE) or other related drug-containing or drug-contacting components (e.g., vial adapter).

     (c) Except as specifically provided herein, nothing contained in this Agreement shall be construed by implication or otherwise to grant to a party any rights to any of the other party's other INTELLECTUAL PROPERTY, including PATENTS, made, conceived, created, developed or reduced to practice (by employees or agents of BECTON or MEDI-JECT or jointly by employees or agents of both parties) prior to January 1, 1996 or independently acquired or developed by either party after January 1, 1999.

     7.   ROYALTIES.
          ---------

     7.1 Notwithstanding the royalty-free nature of the rights granted MEDI-JECT under Paragraph 6(a), in consideration of the rights granted hereunder, as well as the rights granted to BECTON under the DEVELOPMENT AND LICENSE AGREEMENT and in accordance herewith relinquished by BECTON, MEDI-JECT agrees to pay BECTON the following royalties:

     (a) A (***) percent ((***)%) royalty on NET SALES of the MJ-7 INJECTORS for use with insulin;

     (b) A (***) percent ((***)%) royalty on NET SALES of ROYALTY-BEARING DISPOSABLES for use with insulin; and

     (c) A (***) percent ((***)%) royalty on NET SALES of ROYALTY-BEARING DISPOSABLES for uses other than with insulin.

     7.2 At the expiration of the last to expire PROGRAM PATENT having a VALID CLAIM covering a ROYALTY-BEARING DISPOSABLE, MEDI-JECT shall have a completely paid-up, royalty-free right and license under the PROGRAM PATENTS to subsequently make, have made, use, sell and import such ROYALTY-BEARING DISPOSABLES and shall have no further obligation to BECTON under the PROGRAM


*** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this Exhibit have been deleted and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment.

PATENTS under this Agreement with respect to such ROYALTY-BEARING DISPOSABLE for use other than with the MJ-7 INJECTOR.

     7.3 MEDI-JECT shall keep complete and accurate records of the NET SALES of DISPOSABLES, as applicable, and all data necessary for the computation of payment or other calculation made hereunder or thereunder. However, MEDI-JECT shall have no duty of trust or other fiduciary relationship with BECTON regarding the maintenance of the books of account or the calculation and reporting of royalties and other calculations and payments hereunder.

     7.4 Royalty payments hereunder, when due, shall be made on or before the last business day of May, August, November and February of each year for the sales of the ROYALTY-BEARING DISPOSABLES, as the case may be, during the preceding quarterly periods ending on the last day of March, June, September and December, respectively. Such payments shall be accompanied by a statement showing the NET SALES and such other particulars as are necessary for an account of the payments to be made pursuant to this Agreement. Payment of the amount due shall accompany such statement, which shall be deemed to be true and correct unless objected to and audited in accordance with Paragraph 7.6 below.

     7.5 All royalties and other payments hereunder shall be payable by MEDI-JECT to BECTON in United States dollars by a check or checks drawn to the order of BECTON. To the extent sales may have been made by MEDI-JECT in a foreign country, such royalty payments shall be made in United States dollars on the basis of conversion, from the currency of such foreign country according to MEDI-JECT's then standard procedures for such conversions, which standard procedures shall utilize a publicly available bank exchange rate or other published exchange rate (e.g., The Wall Street Journal), on the last business day of the calendar quarter when the sales occurred, and shall be paid at the time and in the manner set forth above, provided, however, that royalties based on sales in any foreign country shall be payable to BECTON only after deducting for exchange and all other charges due foreign governments, including withholding taxes, arising from the origin and transmittal of such royalties, and further provided that the foregoing is subject to the right of MEDI-JECT to make payment of royalties in any country where the currency is blocked and where legal conversion of the currency billed cannot be made into United States dollars by depositing such royalty payments in BECTON's name in a bank designated by BECTON within such country.

     7.6  BECTON, at its own expense, shall have the right for a period of two
(2) years after receiving any report from MEDI-JECT to nominate an independent Certified Public Accountant ("CPA") reasonably acceptable to MEDI-JECT, who shall have access to MEDI-JECT's records during reasonable business hours for the purpose of verifying the payments or other calculations made under this Agreement, but this right may not be exercised more than once in any calendar year, and the CPA shall disclose to BECTON only information relating to the accuracy of the payment report or other calculations and the payments made in accordance with this Agreement. The failure of BECTON to request verification of any payment report during said two (2) year period shall be considered acceptance of the accuracy of such report and MEDI-JECT shall have no obligation to maintain any records pertaining such report beyond said two (2) year period.

     8.   CONFIDENTIALITY.  Subject to the rights and licenses granted herein,
          ---------------
MEDI-JECT and BECTON shall continue to be restricted from using or disclosing CONFIDENTIAL INFORMATION for a period of five (5) years from the Effective Date of this Agreement, except as provided as provided under Paragraph 12.4 in connection with a transfer so long as any receiving party agrees to be bound by the restrictions and obligations set forth herein, including but not limited to those with respect non-use and confidentiality of CONFIDENTIAL INFORMATION. However, nothing in this Agreement shall in any way restrict the right of a receiving party to use, disclose, or otherwise deal with any information which
(i) was already known to the receiving party at the time of disclosure as evidenced by written documents in the receiving party's possession prior to disclosure; or (ii) was generally available to the public or becomes publicly known through no wrongful act of the receiving party; or (iii) was received by the receiving party from a third-party who had a legal right to provide it; or
(iv) was developed
independently of knowledge of CONFIDENTIAL INFORMATION received by the receiving party from the disclosing party.

     9.   RIGHT OF FIRST REFUSAL
          ----------------------

     9.1  Disposables.  For a period of five (5) years from the Effective Date
          -----------
of this Agreement, MEDI-JECT agrees to notify BECTON in writing no more than (***) months before MEDI-JECT either commits capital to manufacture or commits to a third-party to manufacture for it more than (***) DISPOSABLES per calendar year and MEDI-JECT agrees to negotiate with BECTON, before any others, for exclusive rights to manufacture such DISPOSABLE for MEDI-JECT. BECTON shall have (***) days after receiving such written notification to notify MEDI-JECT if BECTON desires to exercise its right of first refusal. Failure to provide such notice in a timely manner shall result in a forfeiture of such right of first refusal as to such DISPOSABLE. Upon receipt of notice by MEDI-JECT from BECTON that it intends to exercise its right of first refusal, BECTON and MEDI-JECT shall negotiate, in good faith and in an expeditious manner, terms and conditions satisfactory to both parties under which BECTON would exclusively manufacture and sell such DISPOSABLE, unless otherwise agreed to by the parties. If the parties are unable to agree on the terms and conditions of an agreement within a period of (***) days after receiving the notification from MEDI-JECT provided for under this Paragraph, MEDI-JECT shall be free to offer the same rights to such DISPOSABLE as were offered to BECTON to any third party on terms no more favorable in the aggregate to that third party than the terms last offered to BECTON.

     9.2  Injector for Use with Insulin.  For a period of (***) months from the
          -----------------------------
Effective Date of this Agreement, MEDI-JECT agrees to notify BECTON in writing in the event MEDI-JECT has conceived of a new NEEDLELESS INJECTOR to be commercially developed for use with insulin and provide BECTON with at least one (***) prototype of such new NEEDLELESS INJECTOR, and MEDI-JECT agrees to negotiate with BECTON, before any others, for exclusive rights to commercially develop and sell the new NEEDLELESS INJECTOR, which


*** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this Exhibit have been deleted and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment.

BECTON understands the next new NEEDLELESS INJECTOR may be known as the MJ-8. BECTON shall have (***) days after receiving such written notification to notify MEDI-JECT if BECTON desires to exercise its right of first refusal. Failure to provide such notice in a timely manner shall result in a forfeiture of such right of first refusal as to such new NEEDLELESS INJECTOR. Upon receipt of notice by MEDI-JECT from BECTON that it intends to exercise its right of first refusal, BECTON and MEDI-JECT shall negotiate, in good faith and in an expeditious manner, terms and conditions satisfactory to both parties under which BECTON would exclusively sell such new NEEDLELESS INJECTOR for use with insulin, unless otherwise agreed to by the parties. If the parties are unable to agree on the terms and conditions of an agreement within a period of (***) days after receiving the notification from MEDI-JECT provided for under this Paragraph, MEDI-JECT shall be free to offer the same rights to such NEEDLELESS INJECTOR as were offered to BECTON to any third party on terms no more favorable in the aggregate to that third party than the terms last offered to BECTON.

     9.3  Injectors for use with other than Insulin.  For a period of (***)
          -----------------------------------------
months from the Effective Date of this Agreement, MEDI-JECT agrees to notify BECTON in writing in the event MEDI-JECT has conceived of a new NEEDLELESS INJECTOR to be commercialized for use with other than insulin and provide BECTON with at least one sample of such new NEEDLELESS INJECTOR, and MEDI-JECT agrees to negotiate with BECTON, before any others, for exclusive rights to offer for sale, sell and use DISPOSABLES in connection with the new NEEDLELESS INJECTOR to deliver other than insulin, which BECTON understands the next new NEEDLELESS INJECTOR may be known as the MJ-8. BECTON shall have (***) days after receiving such written notification to notify MEDI-JECT if BECTON desires to exercise its right of first refusal. Failure to provide such notice in a timely manner shall result in a forfeiture of such right of first refusal as to such new NEEDLELESS INJECTOR. Upon receipt of notice by MEDI-JECT from BECTON that it intends to exercise its right of first refusal, BECTON and MEDI-JECT shall negotiate, in good faith and in an expeditious manner, terms and conditions satisfactory to both parties under which BECTON would exclusively make,


*** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this Exhibit have been deleted and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment.

have made, offer for sale, sell, import and use DISPOSABLES in connection with such new NEEDLELESS INJECTOR for use with other than insulin, unless otherwise agreed to by the parties. If the parties are unable to agree on the terms and conditions of an agreement within a period of (***) days after receiving the notification from MEDI-JECT provided for under this Paragraph, MEDI-JECT shall be free to offer the same rights to such NEEDLELESS INJECTOR and/or DISPOSABLE as were offered to BECTON to any third party on terms no more favorable in the aggregate to that third party than the terms last offered to BECTON.

     10.   OBLIGATIONS TO THIRD-PARTIES. BECTON and MEDI-JECT agree to cooperate
           ----------------------------
(***)

     11.   RIGHTS AND OBLIGATIONS TO NEGOTIATE AND RESOLUTION OF DISPUTES.
           --------------------------------------------------------------

     11.1 Within sixty (60) days of the Effective Date of this Agreement, the parties shall attempt in good faith to identify and categorize all of the PATENTS within the PROGRAM PROPERTY and MEDI-JECT PROPERTY covered by this Agreement, and resolve any outstanding issues with respect thereto, including any issues raised under Paragraphs 4 and 5.

     11.2 If during a period of two (2) years from the Effective Date of this Agreement it becomes necessary or desirable for a party to have access to the INTELLECTUAL PROPERTY of the other party covered by this Agreement in order to carry out any of its rights and obligations under this Agreement or access to PROGRAM PROPERTY not specifically provided for herein, MEDI-JECT and BECTON agree to negotiate in good faith with each other a mutually agreeable arrangement, including, for example, a licensing agreement to provide access to such necessary rights.

     11.3 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between executives of each party who have the authority to settle such dispute. Executives of both parties shall attempt to resolve such dispute in the course of discussions conducted by telephone or face-to-face meeting at a mutually


*** Pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, confidential portions of this Exhibit have been deleted and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment.

acceptable times and places, and thereafter as often as they reasonably deem necessary, to exchange relevant information. If the executives are unable to resolve such dispute, the parties shall submit such dispute to non-binding mediation, to be performed over a period not to exceed five days by a professional mediation service reasonably acceptable to the parties. If the dispute is not resolved by such mediation, the parties may exercise their rights to any legal or equitable remedy available; provided, however that the exclusive jurisdiction and venue for any such disputes shall be the state and federal courts located in (a) Minneapolis, Minnesota, if BECTON brings suit against MEDI-JECT or (b) Bergen County, New Jersey, if MEDI-JECT brings suit against BECTON.

     12.   MISCELLANEOUS.
           -------------

     12.1 Each party represents and warrants to the other party that it is duly authorized to enter into this Agreement and become bound by all of its terms and conditions, and further represents and warrants that nothing in this Agreement will contravene or conflict with any Article of Incorporation, by-law, rule, regulation, order, statute, agreement or other writing by which it may be bound or held accountable.

     12.2 Nothing in this Agreement shall be deemed or construed as creating any agency or partnership between or among the parties. The parties shall not conduct their activities hereunder in such manner as to make it appear to third parties that they have formed a partnership. No person not a party to this Agreement, including any employees or agents or any party to this Agreement, shall have or acquire any rights by reason of the parties having entered into this Agreement.

     12.3 This Agreement and any of its individual terms shall be amended, modified, waived, superseded or canceled only by a writing duly authorized and signed by both parties. The delay or failure of any party at any time or times to require performance of any term shall in no manner affect that party's rights at a later time to enforce the same.

     12.4 This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, either party, without such consent, may assign this Agreement or delegate its responsibilities under this Agreement to an AFFILIATE, and in connection with the transfer or sale of substantially its entire business to which this Agreement pertains in the event of its merger or consolidation with or acquisition by another company or in the event of the transfer or sale to a wholly-owned subsidiary.

     12.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

     12.6 Any notice permitted or required under this Agreement shall be deemed given upon receipt when hand-delivered or sent by United States Postal Service Express Mail when addressed to:

If to BECTON:            President
                         Becton Dickinson Pharmaceutical Systems
                         1 Becton Drive
                         Franklin Lakes, New Jersey  07417-1880

with a copy to:          Chief Intellectual Property Counsel
                         Becton Dickinson and Company
                         1 Becton Drive
                         Franklin Lakes, New Jersey  07417-1880

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

If to MEDI-JECT:         President
                         Medi-Ject Corporation
                         161 Cheshire Lane, Suite 100
                         Minneapolis, Minnesota 55441

with a copy to:          Morris Sherman, Esq.
                         LEONARD, STREET & DEINARD
                         150 South 5th Street, Suite 2300
                         Minneapolis, Minnesota 55402

     12.7 This Agreement shall be governed by and construed in accordance with Minnesota law (excluding its choice of law rules).

     12.8 If any term or condition of this Agreement is or is found to be invalid or unenforceable in any country or countries, the remaining terms and conditions shall remain in full force and effect, and the parties agree to amend or construe the invalid or unenforceable terms or conditions of this Agreement in such manner so as to render them valid and enforceable giving due regard to the intent of the parties. In the event that cannot be done and the invalid or unenforceable term or condition is material to this Agreement, the parties agree to renegotiate the entire Agreement with respect to that country.

     12.9 If the parties determine that a filing or notification with the European Economic Commission is necessary or useful to affect the intent of this Agreement within the European Economic Community, the parties shall cooperate, at their own expense, in the preparation and filing of such documents.

     12.10 This Agreement constitutes the complete understanding between the parties of each party's obligations to the other party with respect to the subject matter hereof and cancels and supersedes all prior and contemporaneous understandings, negotiations and agreements whether written or oral, including but not limited to the DEVELOPMENT AND LICENSE AGREEMENT.

     12.11 This Agreement can be modified only by a written document executed by an authorized representative of the parties which refers to this Agreement and includes a copy of this Agreement as an attachment.

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

     Having intended to become bound by the terms and conditions of this Agreement, the parties acknowledge entering into this Agreement as evidenced by their duly authorized signatures set forth below.

MEDI-JECT CORPORATION                        BECTON, DICKINSON AND COMPANY


By:  /s/ Franklin Pass                       By:  /s/ Alexandre Conroy
   ----------------------------                 ----------------------------
       Authorized Signature                          Authorized Signature


   ____________________________                 ____________________________

        Name & Title Typed                            Name & Title Typed



Date Signed:   2/8/99                        Date Signed:  2/1/99
            -------------------                          ------------------

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